EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement on Form S-3 (No.’s 333-141472, 333-128990, 333-114793, 333-109641 and 333-76544) of IDM Pharma, Inc. and in the related Prospectuses and in the Registration Statements on Form S-8 (No.’s 333-136647, 333-128178, 333-117116, 333-107416, 333-87266, 333-64238, 333-63950, 333-44852, 333-87759, 333-62437, 333-11577) pertaining to the 1989 Stock Plan, As Amended, 1994 Non-Employee Directors’ Stock Option Plan, As Amended, 1997 Stock Option Plan, 2000 Stock Plan, As Amended, 2001 Employee Stock Purchase Plan, As Amended, Employee Stock Purchase Plan For Employees of IDM S.A., the IDM Pharma, Inc. Option Liquidity Agreements and the 2001 Restricted Stock Purchase Agreement of IDM Pharma, Inc. and of our report dated March 7, 2005, with respect to the consolidated financial statements of Immuno-Design Molecules, S.A. as of December 31, 2004 and for the year then ended, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ JEAN-YVES JEGOUREL
Ernst & Young Audit represented by
Jean-Yves Jégourel, Partner
Paris, France
March 28, 2007